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                                                                    EXHIBIT 24.3

ARTHUR ANDERSEN LLP
801 Second Avenue, Suite 800
Seattle WA 98104
(206) 623-8023







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 11-K of our report dated June 7, 1996, included in Registration Statement File No. 33-34511. It should be noted that we have not audited any financial statements of the plan subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.




Seattle, Washington,
June 21, 1996


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